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             FIRST COMMUNITY BANKING SERVICES, INC. AND SUBSIDIARY
                EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE

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
                                                               1997            1996
                                                               ----            ----
For the Three Months Ended June 30,
-----------------------------------

Net Income                                                   $401,247        $307,618
                                                             ========        ========

Weighted average of common shares outstanding                 646,062         643,062

Add Common Stock equivalents determined using the
"Treasury Stock" method representing shares issuable
upon exercise of director and employee stock options
using annual average market price                              48,145          39,784
                                                             --------        --------
Weighted average number of shares used in calculation
of primary earnings per share                                 694,207         682,846
                                                             ========        ========
Primary earnings per share                                   $   0.58        $   0.45
                                                             ========        ========
For the Six Months Ended June 30,
---------------------------------

Net Income                                                   $754,892        $580,948
                                                             ========        ========

Weighted average of common shares outstanding                 646,062         643,062

Add  Common Stock equivalents determined using the
"Treasury Stock" method representing shares issuable
upon exercise of director and employee stock options
annual average market price                                    50,248          40,243
                                                             --------        --------
Weighted average number of shares used in calculation
of primary earnings per share                                 696,310         683,305
                                                             ========        ========

Primary earnings per share                                   $   1.08        $   0.85
                                                             ========        ========
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